Exhibit (a)

                           SCUDDER INSTITUTIONAL FUNDS

                     Twenty-Third Amended Establishment and
                    Designation of Series of Shares of Shares
               of Beneficial Interest (par value $0.001 per share)
                            Dated as of April 1, 2004

         The undersigned, being the Trustees of Scudder Institutional Funds, a Massachusetts business trust (the "Trust"), acting pursuant to Article VI,
Section 6.9 and Article IX, Section 9.3 of the Declaration of Trust, dated March 29, 1990, as amended from time to time (the "Declaration"), do hereby amend the Establishment and Designation of Series and Classes of the Trust in its entirety for the following previously established and designated Series,

  International Equity Fund - Institutional Class I and Institutional Class II
             Equity 500 Index Fund - Premier Class, Investment Class
                Liquid Assets Fund - Institutional Class (closed)
                     Daily Assets Fund - Institutional Class
             Treasury and Agency Fund - Institutional Class (closed)

for the purposes of renaming them to,

           Scudder International Equity Fund - Institutional Class I
                           and Institutional Class II
         Scudder Equity 500 Index Fund - Premier Class, Investment Class
            Scudder Liquid Assets Fund - Institutional Class (closed)
                 Scudder Daily Assets Fund - Institutional Class
         Scudder Treasury and Agency Fund - Institutional Class (closed)

         IN WITNESS WHEREOF, the undersigned have signed this instrument as of April 1, 2004. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.

/s/ Richard Burt                       /s/ Graham E. Jones
    -------------------------              -------------------------------------
Richard R. Burt, as Trustee            Graham E. Jones, as Trustee

/s/ S. Leland Dill                     /s/ Rebecca W. Rimel
    -------------------------              -------------------------------------
S. Leland Dill, as Trustee             Rebecca W. Rimel, as Trustee

/s/ Martin J. Gruber                   /s/ Philip Saunders, Jr.
    -------------------------              -------------------------------------
Martin J. Gruber, as Trustee           Philip Saunders, Jr., as Trustee

/s/ Joseph Hardiman                    /s/ William N. Searcy
  ---------------------------              -------------------------------------
Joseph Hardiman, as Trustee            William N. Searcy, as Trustee


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/s/ Richard T. Hale                    /s/ Robert H. Wadsworth
    -------------------------              -------------------------------------
Richard T. Hale, as Trustee            Robert H. Wadsworth, as Trustee

/s/ Richard J. Herring
    -------------------------
Richard J. Herring, as Trustee




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